"EXHIBIT 10.14"

                          AGREEMENT AND PLAN OF MERGER

                                   WITNESSETH


     Whereas, NEWPORT FUND CORPORATION ("Newport") is a corporation duly organized and existing under the laws of the State of Oklahoma, having been incorporated on January 24, 1977, and having an authorized capital stock of 1,000,000 shares of common stock, $1.0 par value (the "NEWPORT Common Stock"), of which 500,000 shares are issued and outstanding, and all of which shares are entitled to vote on this Agreement and Plan of Merger (this "Plan"), and

     Whereas, NEWPORT CAPITAL L. L. C., ("CAPITAL") is a limited liability company duly organized and existing under the laws of the State of Oklahoma, having been organized on December 22, 2000, all of the members of which are entitled to vote on this Plan and all of which will receive membership interests as part of the Plan (the "CAPITAL Shares"); and

     Whereas, the entire board of directors and all of the shareholders of Newport (the "Newport Shareholders") and all of the members and managers of CAPITAL (the "CAPITAL Members") deem it advisable and for the best interests of both entities that Newport be merged with and into CAPITAL as the surviving entity, as authorized by the statutes of the State of Oklahoma and under and pursuant to the terms and conditions thereinafter set forth, and for the Newport Common Stock issued and outstanding at the Effective Date (as hereinafter defined) to be converted into CAPITAL Shares pursuant to this Plan; and

     Whereas, the Newport Shareholders and the CAPITAL Members have all unanimously approved and entered into this Plan, which sets forth certain representations, warranties and covenants in connection with said merger;

     Now, therefore, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the manner and basis of converting the shares of each constituent entity into shares of the surviving entity and such other details and provisions as are deemed necessary or desirable, the parties hereto hereby agree, subject to the approval of adoption of this Plan by the requisite vote of the Newport Shareholders and the CAPITAL Members, and subject to the conditions hereinafter set forth as follows:

                                    Article I

                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:


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     (a)     At  the  Effective  Date:

     (1) The constituent entities shall be a single entity, which shall be CAPITAL, the entity designated herein as the surviving entity.

          (2)     The  separate  existence  of  Newport  shall  cease.

          (3) CAPITAL shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well as of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each constituent entity; and all the singular, the powers and franchises of each constituent entity, and all property, real, personal and mixed, and all debts due to either constituent entity on whatever account, as well as for stock subscriptions and all other things in action or belonging to each constituent entity shall be vested in CAPITAL; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of CAPITAL as they were of the respective constituent entities, and the title to any real estate vested by deed or otherwise in either constituent entity shall not revery or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of either constituent entity shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to CAPITAL (the surviving entity) and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding whether civil, criminal or administrative, pending by or against either constituent entity shall be prosecuted as if the merger had not taken place, or CAPITAL (the surviving entity) may be substituted in such action or proceeding.

          (4) All corporate acts, plans, policies, contracts, approvals and authorizations of Newport and the Newport Shareholders, board of directors, committees elected or appointed by the board of directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of CAPITAL (as the surviving entity) and shall be as effective and binding thereon as the same were with respect to Newport.

          (5) The assets, liabilities, reserves and accounts of each constituent entity shall be recorded on the books of CAPITAL at the amounts at which they, respectively, shall then be carried on the books of such constituent entity subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the merger.

     (b)     The  managers  of  CAPITAL shall be J.H. Carpenter and C. W. Janke.

                                   Article II

          MANNER AND BASIS OF CONVERTING SHARES AND RELATING PROVISIONS

     The manner and basis of converting the issued and outstanding shares of each constituent entity into shares of the CAPITAL (the surviving entity) and the mode of carrying the merger into effect are as follows:


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     (a)     Each  share  of  Newport  Common Stock outstanding at the Effective
Date shall be converted into one share of CAPITAL (the surviving entity) without any action on the part of the holder thereof, and each shareholder of Newport shall be a member of CAPITAL. After the Effective Date, each holder of an outstanding certificate or certificates which, prior thereto, represented shares of Newport Common Stock shall be entitled, upon surrender thereof to receive in exchange therefor a certificate or certificates representing the number of whole shares of CAPITAL into or for which his shares have been converted or exchanged. All CAPITAL Shares into which shares of Newport Common Stock shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to such converted shares.

                                   Article III

                ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT

     The Articles of Organization and Operating Agreement for CAPITAL as existing and constituted immediately prior to the Effective Date shall, upon the merger becoming effective, be and constitute the Articles of Organization and Operating Agreement of the surviving entity until amended in the manner provided by law.

                                   Article IV

                     OTHER PROVISIONS WITH RESPECT TO MERGER

     (a) This Plan has been submitted to all of the shareholders of each constituent entity as provided by the applicable laws of the State of Oklahoma. Upon the approval or adoption thereof by the shareholders of each constituent entity in accordance with the requirements of the laws of the State of Oklahoma, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the merger under the provisions of the applicable statutes of the State of Oklahoma.

     (b) This plan may be terminated at any time prior to the Effective Date, whether before or after action thereon by the shareholders of the constituent entities, by mutual consent of the constituent entities, expressed by action of their respective shareholders.

                                    Article V

                    APPROVAL AND EFFECTIVE TIME OF THE MERGER

     (a) The merger shall become effective when all the following actions shall have been taken:

          (1) This Plan shall be adopted and approved on behalf of each constituent entity in accordance with applicable Oklahoma law; and


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          (2)     The  Articles of Merger setting forth the information required by, and executed and verified in accordance with Oklahoma law shall be filed in the office of the Secretary of Oklahoma, which Articles of Merger shall show that the "Effective Date" of the subject merger to be December 31, 2000 at 4:00 p.m.

     (b) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument,

     (c) This Plan and the legal relations between the parties hereto shall be governed and construed in accordance with the laws of the State of Oklahoma,

     (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     In witness whereof, the parties have hereunto set their hands and seals the 22nd day of December, 2000.

NEWPORT  CAPITAL  L.L.C.  MEMBER

     Resolved, that the plan and agreement of merger between Newport Fund Corporation, an Oklahoma corporation, and Newport Capital L.L.C., an Oklahoma limited liability company, as set forth above, is unanimously approved in all respects and in the form submitted, the respective shareholders having waived any formal notice of meeting or requirement of meeting.

     Resolved further, that the managers and members of Newport Capital Properties, L.L.C., an Oklahoma limited liability company are authorized to take such actions, and to execute, deliver, and file such documents, as are necessary in carrying out the said plan and agreement of merger.

Rampart Properties Corporation, a Nevada Corporation, member


By: /s/  J.  H.  CARPENTER
  ------------------------------------------
     J.H.  Carpenter,  President


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NEWPORT  FUND  CORPORATION  SHAREHOLDER

     Resolved, that the plan and agreement of merger between Newport Fund Corporation, an Oklahoma corporation, and Newport Fund L.L.C., an Oklahoma limited liability company, as set forth above, is unanimously approved in all respects and in the form submitted, the respective shareholders having waived any formal notice of meeting or requirement of meeting.

     Resolved further, that the directors and officers of the corporation are authorized to take such actions, and to execute, deliver, and file such documents, as are necessary in carrying out the plan and agreement of merger.

Rampart Properties Corporation, a Nevada Corporation, shareholder


By:  /s/  J.  H.  CARPENTER
   ------------------------------------------
     J.H.  Carpenter,  President

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